Exhibit 10.60

AGREEMENT FOR LEGAL SERVICES

Role:	AIC’s Acting General Counsel and Secretary; the primary provider of in-scope legal services to AIC and its Board; services to be provided on a preferential “MFN” basis

Fee Structure:	Fixed fee covering two lawyers on-site for two days each per week (four lawyer-days per week), plus additional services on an hourly basis

Fixed Fee, partner:	$2,000/day, minimum of two days per week (typically on-site Tues. & Weds.)

Fixed Fee, associate:	$600/day, minimum of two days per week (typically on-site Mon. & Tues.)

Hourly Fee, partner:	$275/hour	Hourly Fee, associate:	$75 hour

In scope:

All day-to-day work of the General Counsel’s office, to extent feasible within the time constraints of the fixed fee

Corporate governance including all work required to support the Board of Directors, consistent with the current level of effort

Periodic SEC filings (Forms 10-Q, 10-K, 8-K, Proxy Statement and Annual Report), consistent with the current level of effort (Forms 3, 4 and 5 excluded; see below)

Assist in supervising and mentoring Bruce Feld and the sales contracting process

Out of scope:

Outside counsel fees	Work that cannot be performed within the fixed fee and for which the company will not pay an hourly fee

Bruce Feld’s salary and benefits	SMT and other management meetings

Litigation, bankruptcy and creditors’ rights (will manage consistent with current level of effort)	Intellectual property, international transactions and specialized legal research

Non-routine employment matters (outsourced, Littler)	Forms 3, 4 and 5 (outsourced to Fredrikson)

Records management, contract administration, filing	GSA/FAR contracts

Term, Termination, Notice and Transitional Services:

Term of three (3) years beginning March 1, 2010.

Four (4) month notice of termination by either party.

•                            Fees, payment, services and service levels to continue during notice period.

•                            Full cooperation and assistance during required notice period to enable transition.

Other Terms:

Continued appointment as Corporate Secretary during term of engagement.

Services are to be provided to AIC on a preferential scheduling and “most favored nation” basis.

The following persons are authorized to engage REW PA to provide hourly services not covered by the fixed fee:

•                            Any SMT member

•                            Any member of the Board of Directors

All other hourly engagements require prior approval from one of the above unless the work must be completed in order to meet a deadline (e.g., SEC filings, etc.) in which case it will be completed and an hourly fee charged.

In-scope work that cannot be completed within the time constraints of the fixed fee will be carried over for completion during the next week unless (a) hourly services are authorized or (b) the work must be completed in order to meet a deadline (e.g., SEC filings, etc.).

Full access to existing office and corporate facilities such as telephone, e-mail account and shared drives.

Indemnification to same extent as if an employee (AIC agrees to indemnify and hold harmless REW PA, Robert E. Woods and Laura M, Woods to the same extent as if each were providing services to AIC as an employee of AIC.

On-site availability is subject to vacation and travel schedule, and other engagements (as noted above services will be provided to AIC on a preferential basis, however); the specific days when services will be provided on-site can be switched if necessary to accommodate client needs.

AIC to pay reasonable and necessary expenses and those of the department, including Westlaw charges (CCH subscriptions will be discontinued as soon as possible to save costs).

Invoices will be submitted electronically within five days after the end of each month; to be paid at the same level of priority as the Company’s payroll; payable within 15 days after receipt.

Charges for hourly legal services will be billed in increments of one-quarter of an hour, rounded up for each particular activity to the nearest one-quarter of an hour. The minimum time charged for any particular activity will be one-quarter of an hour. For on-site fixed fee work invoices will reflect the date, fee, state “on-site [or off-site], full day” and provide a general description by category of the services provided that date.

Exclusive right of occupancy to an office (and one cubicle for use of the on-site associate attorney) (both on a 24/7 basis) with continuing use of printers, telephone, internet access and indoor parking and use, in common with others and subject to availability, of the reception area and lobby, common areas, restrooms and conference rooms, although much work will be done off site.

The foregoing is accepted and agreed to, beginning effective March 1, 2010.

Analysts International Corporation		Robert E. Woods Professional Association

By:	/s/ Ramdy Strobel	By:	/s/ Robert E. Woods

Title:	SVP and LFO	Title:	President

Date signed:	3/5/10	Date signed:	March 5, 2010